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                              BOWATER INCORPORATED,
                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                           dated as of March 17, 2004



                                  $250,000,000

                       Floating Rate Senior Notes due 2010




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





                                TABLE OF CONTENTS


                                                                          Page

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.         Relation to Base Indenture..............................2
SECTION 1.02.         Definitions.............................................2

                                   ARTICLE II

                        TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01.         Establishment...........................................3
SECTION 2.02.         Payment of Principal and Interest; Maturity.............3
SECTION 2.03.         Determination of Interest...............................4
SECTION 2.04.         Optional Redemption of the Notes by the Company.........4
SECTION 2.05.         Sinking Fund............................................4
SECTION 2.06.         Defeasance..............................................5
SECTION 2.07.         Other Terms of Notes....................................5

                                   ARTICLE III

                                  MISCELLANEOUS

SECTION 3.01.         Ratification of Indenture...............................5
SECTION 3.02.         Trustee Not Responsible for Recitals....................5
SECTION 3.03.         Effect of Headings and Table of Contents................5
SECTION 3.04.         New York Law to Govern..................................5
SECTION 3.05.         Separability Clause.....................................5
SECTION 3.06.         Counterparts............................................6

5

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 2004 (this "First Supplemental Indenture"), between Bowater Incorporated, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

                                    RECITALS

     WHEREAS, the Company previously has executed and delivered to the Trustee a Senior Indenture dated as of March 17, 2004 between the Company and the Trustee (the "Base Indenture" and, together with this First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of series of the Company's Securities;

     WHEREAS, Section 9.01 of the Base Indenture provides for various matters with respect to Securities of any series issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture, and Section 9.01(7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 2.01 and 3.01 of the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Floating Rate Senior Notes due 2010 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and the Company further certifies that all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

                           NOW, THEREFORE, WITNESSETH:

     In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of each other and for the equal and proportionate benefit of all Holders of the Notes:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. RELATION TO BASE INDENTURE.

     This First Supplemental Indenture constitutes an integral part of the Base Indenture.

     SECTION 1.02. DEFINITIONS.

     Except as otherwise expressly provided herein or unless the context otherwise requires:

          (1) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless the term is amended and supplemented pursuant to this First Supplemental Indenture;

          (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (5) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout.

     "Calculation Agent" means The Bank of New York, or its successor appointed by the Company, acting as Calculation Agent.

     "Daily Interest Amount" has the meaning specified in Section 2.03 hereof.

     "Determination Date" means, with respect to an Interest Period, the second London Banking Day preceding the first day of such Interest Period.

     "Interest Period" means, with respect to the Notes, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided, however, that the first Interest Period with respect to the Notes shall commence on and include March 17, 2004 and end on and include June 14, 2004.

     "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on

Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     "London Banking Day" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

                                   ARTICLE II

                        TERMS AND CONDITIONS OF THE NOTES

     SECTION 2.01. ESTABLISHMENT.

     There is hereby established a new series of Securities designated the "Floating Rate Senior Notes due 2010," limited in aggregate principal amount to $250,000,000. The Notes shall be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee, in substantially the form attached hereto as Exhibit A. The Trustee's certificate of authentication to be endorsed on the Notes shall be in substantially in the form attached hereto as Exhibit B.

     SECTION 2.02. PAYMENT OF PRINCIPAL AND INTEREST; MATURITY.

     The principal of the Notes shall be due at Stated Maturity. The unpaid principal amount of the Notes shall bear interest for each Interest Period at the rate determined pursuant to Section 2.03 hereof until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date.

     SECTION 2.03. DETERMINATION OF INTEREST.

     The Notes will bear interest for each Interest Period at a per annum rate equal to LIBOR plus 3.0%, as determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The amount of interest to be paid on the Notes for each Interest Period shall equal the sum of the Daily Interest Amounts (as defined below) for each day in such Interest Period. The "Daily Interest Amount" for each day that the Notes are Outstanding shall be an amount equal to the product of (i) the quotient of (A) the interest rate in effect for such day, as determined by the Calculation Agent, divided by
(B) 360, multiplied by (ii) the aggregate principal amount of Notes Outstanding on such day. In calculating the Daily Interest Amount and interest rate, all percentages shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Promptly upon making its determination of the interest rate in effect for any Interest Period, the Calculation Agent shall notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for such Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Company and the Trustee. Upon the request of a Holder of Notes, the Calculation Agent will provide to such Holder the interest rate in effect with respect to the Notes on the date of such request.

     SECTION 2.04. OPTIONAL REDEMPTION OF THE NOTES BY THE COMPANY.

     Subject to the provisions of Article XI of the Base Indenture, the Company shall have the right to redeem the Notes, in whole or in part, at any time or from time to time, on and after March 15, 2006, at a redemption price equal to the accrued and unpaid interest on the Notes so redeemed to the date fixed for redemption plus:

          (1) 102% of the aggregate Outstanding principal amount thereof, if redeemed during the twelve-month period commencing on March 15, 2006;

          (2) 101% of the aggregate Outstanding principal amount thereof, if redeemed during the twelve-month period commencing on March 15, 2007; and

          (3) 100% of the aggregate Outstanding principal amount thereof, if redeemed on or after March 15, 2008.

     SECTION 2.05. SINKING FUND.

     The Notes are not entitled to the benefit of any sinking fund.

     SECTION 2.06. DEFEASANCE.

     The Notes shall not be defeasible in whole or in part.

     SECTION 2.07. OTHER TERMS OF NOTES.

     The other terms of the Notes shall be as expressly set forth in Article III hereof and Exhibit A hereto.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.01. RATIFICATION OF INDENTURE.

     The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

     SECTION 3.02. TRUSTEE NOT RESPONSIBLE FOR RECITALS.

     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 3.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 3.04. NEW YORK LAW TO GOVERN.

     THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

     SECTION 3.05. SEPARABILITY CLAUSE.

     In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.06. COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



                      [SIGNATURES FOLLOW ON SEPARATE PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                     BOWATER INCORPORATED


                                     By: /s/ David G. Maffucci
                                        ---------------------------------------
                                        Name:    David G. Maffucci
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer


                                     By: /s/ William G. Harvey
                                        ---------------------------------------
                                        Name:    William G. Harvey
                                        Title:   Vice President and Treasurer



                                     THE BANK OF NEW YORK


                                     By: /s/ Kisha A. Holder
                                        ---------------------------------------
                                        Name:     Kisha A. Holder
                                        Title:    Assistant Vice President

                                    EXHIBIT A

                                  FORM OF NOTE


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              BOWATER INCORPORATED



                                                            CUSIP No. 102183AL4

                                                                    No. [     ]
                                                                         -----

$[          ]
  ----------

     Bowater Incorporated, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or
registered  assigns,  the  principal sum of [           ] Dollars on March 15,
                                             -----------
2010 and to pay interest thereon from March 17, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date, on the 15th day of March, June, September and December in each year commencing on June 15, 2004, at the rate of LIBOR (as defined below) plus 3.0% per annum (to the extent that the payment of such interest shall be legally enforceable), determined in accordance with the provisions specified below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of March, June, September and December (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may, at the election of the Company, either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Securities (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate equal to LIBOR plus 3.0%, as determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The amount of interest to be paid on the Securities for each Interest Period shall equal the sum of the Daily Interest Amounts (as defined below) for each day in such Interest Period. The "Daily Interest Amount" for each day that the Securities are Outstanding shall be an amount equal to the product of (i) the quotient of (A) the interest rate in effect for such day, as determined by the Calculation Agent, divided by (B) 360, multiplied by (ii) the aggregate principal amount of Securities Outstanding on such day. In calculating the Daily Interest Amount and interest rate, all percentages shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545%

(or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     "Calculation Agent" means The Bank of New York, or its successor appointed by the Company, acting as Calculation Agent.

     "Determination Date" means, with respect to an Interest Period, the second London Banking Day preceding the first day of the Interest Period.

     "Interest Period" means, with respect to the Securities, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided, however, that the first Interest Period shall commence on and include March 17, 2004 and end on and include June 14, 2004.

     "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

     Promptly upon making its determination of the interest rate in effect for any Interest Period, the Calculation Agent shall notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for such Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Securities, the Company and the Trustee. Upon the request of a Holder of Securities, the Calculation Agent will provide to such Holder the interest rate in effect with respect to the Securities on the date of such request.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                        BOWATER INCORPORATED


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



Date:  [          ]
        ----------

         This is one of the Securities referred to in the within-mentioned Indenture.

Date:  [---------]                        THE BANK OF NEW YORK, as Trustee



                                          By:
                                             ----------------------------------
                                             Authorized Signatory

                           (Reverse Side of Security)


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 17, 2004, as supplemented (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Security shall have the meanings provided in the Indenture.

     This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Securities.

     The Securities of this series are subject to redemption, as a whole or from time to time in part, on and after March 15, 2006, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address as it appears in the Securities Register, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption plus: (i)102% of the aggregate Outstanding principal amount thereof, if redeemed during the twelve-month period commencing on March 15, 2006; (ii) 101% of the aggregate Outstanding principal amount thereof, if redeemed during the twelve-month period commencing on March 15, 2007; and (iii)100% of the aggregate Outstanding principal amount thereof, if redeemed on or after March 15, 2008.

     This Security is not defeasible in whole or in part.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes, and reliance may be placed only on the other identification numbers placed thereon.

     This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof (other than Section 5-1401 of the General Obligations Law).

                                    EXHIBIT B

                      FORM OF CERTIFICATE OF AUTHENTICATION



         This is one of the Securities referred to in the within-mentioned Indenture.

Date:  [-----------]                         THE BANK OF NEW YORK, as Trustee



                                             By:
                                                -------------------------------
                                                Authorized Signatory